AMENDED MANAGEMENT AGREEMENT

This Management Agreement is dated this 1st day of January, 2001, and replaces that certain agreement between the parties hereto dated July 1st, 2000.

BY AND BETWEEN:

IMMULABS CORPORATION, formerly NORTH AMERICAN RESORTS INC., a U.S. public company organized under the laws of the State of Colorado with a business address of 15945 Quality Trail N., Scandia, MN. 55073, USA

(herein called "IMLB")                                         OF THE FIRST PART

AND:

CYCLONE FINANCING GROUP INC., a Canadian (privately held) corporation incorporated under the laws of the Province of British Columbia with a business address of 2nd Floor - 827 West Pender Street, Vancouver, British Columbia, Canada V6C 3G8

(herein called "Cyclone")                                     OF THE SECOND PART


WHEREAS:

         IMLB wishes to engage the management services of Cyclone as per the terms of this agreement.

NOW THEREFORE WITNESSETH,

         THAT in consideration of the premises and the covenants, agreements, representations, warranties and payments herein contained, the parties hereto covenant and agree as follows:

1. Cyclone will provide management services to IMLB for in exchange for a monthly management fee of USD $30,000.00 plus extraordinary expenses such as external legal counsel, auditing or accounting review, news dissemination, consulting fees, printing, advertising, long distance, travel expense and other significant expenses and IMLB will pay all required fees within ten days of invoice and any late payment shall be subject to interest of 24% per annum. Additionally, IMLB shall grant key staff and consultants to Cyclone stock options, to be negotiated on a person by person basis.

9.       Cyclone will provide, as required, the following management services to
         IMLB: reviewing suitable projects for acquisition, organization, provision of in-house legal, compliance, investor relations and accounting services, faxing, photocopying, paying local telephone charges, purchasing supplies, preparation of news and other corporate documents, filing, banking, providing office space and paying for other incidental operational costs, as well as fulfillment of such other reasonable corporate needs as IMLB may request or require from Cyclone from time to time as well as maintenance of external professional services such as accounting, promotion, legal and preparation of corporate filings.

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10.      IMLB hereby irrevocably forever releases,  discharges,  indemnifies and saves harmless Cyclone, its Directors, Officers, management and staff, fully and finally, from any claim, assessment, loss, damage, liability, cost, and expense, or threat thereof, including without limitation, interest, penalties and reasonable attorney's fees, in excess of $100.00 in the aggregate, imposed on or incurred by Cyclone for any reason in any way connected with this Agreement or the services contemplated herein, and acknowledges that Cyclone and such individuals have been induced to enter into this Management Agreement in full reliance on this paragraph. The assertion by Cyclone of its right to indemnification under this paragraph shall not preclude the assertion by Cyclone of any of the other rights in this Agreement or the seeking of any other remedies against NARI where required.

11. In the event of a claim of any nature referred to in paragraph 3. above, IMLB shall be obligated to assume defence of the resulting settlement or action, retaining a lawyer approved by Cyclone, and shall be responsible for all fees (on a solicitor-client basis) and disbursements associated with such defence.

12. This Management Agreement constitutes the entire agreement between the parties and there are no representations or warranties, expressed or implied, statutory or otherwise other than as expressly set forth or referred to herein.

13. This Management Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

14. This Management Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Management Agreement.

15. GOVERNING LAW AND DISPUTES: The parties hereto agree that any disagreement or dispute between them shall first be attempted to be remedied by mediation or arbitration. In the event that agreement cannot be reached on the appointment of an independent mediator or arbiter then the parties hereto agree to accept the appointment of a mediator or arbiter who shall be appointed, following application for such appointment by the court. If the dispute cannot be remedied by mediation or arbitration then this agreement shall be governed for all purposes by the laws of the Province of British Columbia. For any disputes arising among the parties hereto, venue shall lie with the court of competent jurisdiction in Vancouver, British Columbia.

         IN WITNESS WHEREOF, the parties hereto have agreed to and have caused this agreement to be executed effective as of the date first above written.

Authorized Signatures:

SIGNED, SEALED & DELIVERED
By Authorized signatory of

CYCLONE FINANCING GROUP INC.


- -------------------------
Ben Traub, President

- -------------------------
Witness

SIGNED, SEALED & DELIVERED
By Authorized signatory of

IMMULABS CORPORATION


- -------------------------
Bruce Deildal, Director

- -------------------------
Witness